As filed with the Securities and Exchange Commission on May 27, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 21, 2026

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8 Sylvan Way, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

B&G Foods’ annual meeting of stockholders was held on May 21, 2026. The matters voted upon and the results of the voting were as follows:

Proposal No. 1: The stockholders elected ten directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

Director Nominee	For	Against	Abstain	Broker Non-Votes
DeAnn L. Brunts	29,671,484	1,690,041	220,422	21,782,841
Debra Martin Chase	28,261,686	3,089,999	230,262	21,782,841
Kenneth C. Keller	29,761,611	1,593,147	227,190	21,782,841
Charles F. Marcy	26,972,241	4,396,902	212,805	21,782,841
Robert D. Mills	28,885,290	2,486,554	210,103	21,782,841
Dennis M. Mullen	28,306,788	3,074,809	200,351	21,782,841
Cheryl M. Palmer	29,626,448	1,737,234	218,265	21,782,841
Alfred Poe	27,259,683	4,103,749	218,515	21,782,841
Stephen C. Sherrill	28,124,104	3,239,603	218,241	21,782,841
David L. Wenner	29,677,514	1,705,351	199,083	21,782,841

Proposal No. 2: The stockholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in our 2026 annual meeting proxy statement.

For	Against	Abstain	Broker Non-Votes
26,804,215	4,340,759	436,974	21,782,841

Proposal No. 3: The stockholders approved a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2027 (fiscal 2026).

For	Against	Abstain	Broker Non-Votes
51,318,275	1,338,349	708,165	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: May 27, 2026	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President, General Counsel and Secretary